UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2020 (May 5, 2020)
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on October 28, 2019, National Instruments Corporation ("NI" or the "Company"), entered into a Transition Agreement (the "Transition Agreement") with Alexander M. Davern, NI’s then Chief Executive Officer, pursuant to which Mr. Davern would transition from his service as Chief Executive Officer on January 31, 2020 into a strategic advisory role through May 5, 2020. On May 5, 2020, the parties signed the agreed upon separation agreement and release (the "Separation Agreement"), which was an exhibit to the Transition Agreement, and, pursuant to the Separation Agreement, (i) Mr. Davern’s equity awards that were subject only to service-based vesting, and scheduled to vest prior to May 5, 2021, vested upon signing of the Separation Agreement, and (ii) Mr. Davern’s health continuation coverage costs will be paid by NI through May 31, 2021. Mr. Davern's previously granted unvested performance based restricted stock units and any unvested equity awards that were subject to service-based vesting, and scheduled to vest after May 5, 2021, terminated upon his separation. Pursuant to the terms of the Separation Agreement, the Separation Agreement will become effective on May 13, 2020, unless earlier revoked by either party. Mr. Davern continues to serve as a member of the NI Board of Directors.

The foregoing description of the material terms of the Separation Agreement is only a summary and is qualified in its entirety by the terms of the Separation Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Approval of 2020 Equity Incentive Plan

On May 5, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of NI approved the National Instruments Corporation 2020 Equity Incentive Plan (the “2020 Plan”) as described in our definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 24, 2020 (the “Proxy Statement”). The 2020 Plan previously had been recommended for approval by the Compensation Committee of the Board of Directors of the Company, and approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board of Directors”).

A summary of the 2020 Plan is set forth in the Proxy Statement. That summary and the foregoing description of the 2020 Plan are qualified in their entirety by reference to the text of the 2020 Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference. The 2020 Form of Restricted Stock Unit Award (Non-Employee Director), the 2020 Form of Restricted Stock Unit Award (Employee Performance-Based Vesting award) and the 2020 Form of Restricted Stock Unit Award (Employee Time-Based Vesting Award) are filed hereto as Exhibits 10.3, 10.4, and 10.5, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company's stockholders approved the four proposals listed below. The final results for the votes regarding each proposal are set forth in the following tables. Each of these proposals is described in detail in the Proxy Statement.

1.    Election of Directors. The stockholders elected each of the following individuals to serve on the Board of Directors for a term of three years, or until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Michael E. McGrath	107,954,398	7,467,071	9,030,786
Alexander M. Davern	105,890,490	9,530,979	9,030,786

2.    Approve the National Instruments 2020 Equity Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,104,459	1,215,515	101,495	9,030,786

3.    Ratify the appointment of Ernst & Young, LLP, as our independent registered public accounting firm, for the fiscal year ending on December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,064,867	1,212,974	174,414	—

4.    Approve an advisory (non-binding) proposal concerning our executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,720,374	3,404,884	296,211	9,030,786

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Item	Description

10.1	Separation Agreement between National Instruments Corporation and Alexander M. Davern, dated May 5, 2020
10.2*	National Instruments Corporation 2020 Equity Incentive Plan
10.3	2020 Form of Restricted Stock Unit Award (Non-Employee Director)
10.4	2020 Form of Restricted Stock Unit Award (Employee Performance-Based Vesting Award)
10.5	2020 Form of Restricted Stock Unit Award (Employee Time-Based Vesting Award)

*	Incorporated by reference to Exhibit A of the National Instruments Corporation proxy statement dated and filed on March 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Vice President, General Counsel and Secretary

Date: May 6, 2020